Assignment of Warrant Agreement among Mark Jones
                                                   Page 16 of  35
and Americare Management, Inc.
                                                     Exhibit 10.8
                     STOCK PLEDGE AGREEMENT

     This Stock Pledge Agreement (hereinafter referred in this document as the Agreement) is made and entered into as of May 2, 2002 by Americare Management, Inc., a Delaware corporation, with its principal place of business located at 801 East Campbell Road, Richardson, Texas (hereinafter referred to as the Pledgor), in favor of Mark Jones, of6717 Castle Rock, Fort Worth, Texas 76132, Texas (hereinafter referred to as the Pledgee).
                           WITNESSETH:
     WHEREAS, the Pledgor purchased the Warrant for stock shares in the Corporation pursuant to a Warrant Assignment Agreement dated on or about the date hereof between the Pledgor and the Pledgee (hereinafter referred to as the Purchase Agreement), upon the terms and subject to the conditions set forth therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement; and
     WHEREAS, the Pledgee required, as a condition to closing the transactions contemplated by the Purchase Agreement, that the Pledgor, execute and deliver this Agreement in order to secure the payment and performance of the Notes.
                            AGREEMENT
     NOW THEREFORE, in consideration of the premises and in order to induce the Pledgee to close the transactions contemplated by the Purchase Agreement, the Pledgor hereby agrees with the Pledgee as follows:
1. PLEDGE. The Pledgor hereby pledges to the Pledgee, and grants to the Pledgee a continuing security interest in the following (such collateral is hereinafter referred to collectively as the Pledged Collateral):
     a. the Warrant, and all products and proceeds of any of the Warrant specifically including, without limitation, all stock shares obtained by the exercise of the Warrant, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Warrant; and
     b. all additional shares of stock of, or equity interest in the Corporation from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares of stock in the Corporation (any such additional shares shall constitute part of the Pledged Collateral under and as defined in this Agreement), and all products and proceeds of any such additional shares of stock in the Corporation (such stock shares are hereinafter referred to as the Pledged Shares, including, without limitation, all dividends, cash, instruments, subscriptions, warrants and any other rights and options and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional Pledged Shares.
2.   SECURITY FOR OBLIGATIONS.  This Agreement secures:
     a.   the prompt and complete payment when due of the Notes;
     b. the performance by The Phoenix Group Corporation of its employment agreement with Mark Jones; and,
     c. the performance of all duties or obligations of the Pledgor now or hereafter existing under this Agreement and the Purchase Agreement (the liabilities, duties or and obligations described in the preceding clauses (a), (b) and (c) being referred to herein as the Liabilities).
3. DELIVERY OF WARRANT & PLEDGED SHARES. All certificates or instruments representing or evidencing the Warrant and Pledged Shares, including all stock shares obtained by the exercise of the Warrant, shall be delivered to and held by an escrow agent (hereinafter referred to as the Escrow Agent), who is selected by mutual agreement of the Pledgor and Pledgee. The certificates or instruments shall be in suitable form for transfer by delivery by the Escrow Agent, or shall be accompanied by duly executed instruments of transfer or assignment in blank. The parties and the Escrow Agent shall execute an Escrow Agreement on the date of this Agreement that shall provide, among other terms and conditions, that (1) the Escrow Agent shall only deliver the Pledged Collateral to Pledgee upon written notice from the Pledgee that a default under the Promissory Note has occurred and is continuing past applicable grace periods and a written acknowledgment from the Pledgor that such default has occurred and (2) the Escrow Agent shall only deliver the Pledged
Collateral to the Pledgor upon written notice from the Pledgor and the Pledgor presents the Notes marked "paid in full" or equivalent termination language. A form of the escrow agreement to be entered into is attached hereto as Exhibit A and incorporated by reference herein for all purposes.
4.    REPRESENTATIONS AND WARRANTIES.  The Pledgor represents and warrants as follows:
     a. Upon the delivery to the Escrow Agent of the Warrant and Pledged Shares, the pledge of the Pledged Collateral pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral securing the payment of the Liabilities for the benefit of the Pledgee, provided the Pledged Collateral is held in the possession of the Escrow Agent.
     b. No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either: (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Pledgee of any of the rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities); however, Pledgor shall execute a UCC 1 financing statement covering the Pledged Collateral in favor of Pledgee at the request of Pledgee.
     c. At the Closing of the transactions contemplated by the Purchase Agreement, the Pledgor will have full power and authority to enter into this Agreement and will have the right (without the requirement of any consents from any person or entity) to vote, pledge and grant a security interest in the Warrant and Pledged Shares as provided by this Agreement.
     d.    This Agreement has been duly authorized, executed  and
delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity.
     e. The capitalization of the Company, as of the date hereof, will be as set forth in the Purchase Agreement by the Pledgee and listed in Schedule I hereto.
5.   FURTHER ASSURANCES.  The Pledgor agrees that it will execute and deliver, or cause to be executed and delivered, such assignments, instruments and documents, that may be reasonably necessary, in order to perfect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to carry out the provisions and purposes hereof.
6.   VOTING RIGHTS; DIVIDENDS; ETC.
     a. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting and other rights pertaining to the Warrant and Pledged Shares or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Purchase Agreement; provided, however, that the Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof or be inconsistent with or violate any provisions of this Agreement or the Purchase Agreement.
     b. So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to receive all cash dividends paid from time to time in respect of the Warrant and Pledged Shares.
     c. The Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6(a) above.
     d. All dividends or other distributions which are received by the Pledgor contrary to the provisions of this Section 6 shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).
     e. Upon the occurrence and during the continuance of an Event of Default, (i) all voting and other rights of the Pledgor to exercise the rights which it would otherwise be entitled to exercise pursuant to Section 6(a) shall cease, and all such rights shall thereupon become vested in the Pledgee (only upon receipt of the Warrant and Pledged Shares from the Escrow Agent), which shall thereupon have the sole right to exercise such rights in accordance with Section 10 hereof and (ii) all cash dividends or other distributions payable in respect of the Warrant and Pledged Shares shall be paid to the Pledgee and Pledgor's right to receive such cash payments pursuant to Sections 6(b) and 6(c) hereof shall immediately cease, and Pledgor shall no further right or ability to exercise the Warrant.
7.   TRANSFERS AND OTHER LIENS; ADDITIONAL SHARES.
     a. The Pledgor agrees that it will not without the prior written consent of the Pledgee: (i) sell or otherwise dispose of, or grant any option, warrants, debenture, or other agreement convertible into stock shares of any of the Warrant or Pledged Collateral, (ii) create or permit to exist any lien or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest granted under this Agreement or as otherwise permitted under the terms of the
Purchase Agreement, or (iii) enter into any agreement or understanding that purports to or may restrict or inhibit the Pledgee' rights or remedies hereunder, including, without limitation, the Pledgee' right to sell or otherwise dispose of the Pledged Collateral.
     b. The Pledgor agrees that it will pledge and deliver to the Pledgee hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock of the Company of which Pledgor may become the beneficial owner after the date hereof.
8. PLEDGEE APPOINTED ATTORNEY-IN-FACT. Effective upon the occurrence of an Event of Default and delivery of the Pledged Collateral to the Pledgee by the Escrow Agent, the Pledgor hereby appoints the Pledgee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time to take any action and to execute any instrument which are necessary or advisable by Pledgee' legal counsel to further perfect and protect the security interest granted hereby, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.
9. NO ASSUMPTION OF DUTIES; REASONABLE CARE. The rights and powers granted to the Pledgee hereunder are being granted in order to preserve and protect the Pledgee's security interest in and to the Pledged Collateral granted hereby and, except for the use of reasonable care in the custody of any Pledge Collateral in its possession, shall not be interpreted to, and shall not, impose any duties on the Pledgee in connection therewith. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have any responsibility for: (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Pledgee have or are deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.
10. SUBSEQUENT CHANGES AFFECTING COLLATERAL. The Pledgor represents to the Pledgee that the Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, warrants, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Pledgee shall have no responsibility or liability for informing the Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. The Pledgor covenants that it will not, without the prior written consent of the Pledgee, sell or otherwise dispose of, or grant any option, warrant, debenture, or other agreement convertible into the Common Stock with respect to, or enter into any shareholder, voting trust or other agreement with respect to any of the Pledged Collateral or create or permit to exist any lien or encumbrance upon or with respect to any of the Pledged Collateral.
11. REMEDIES UPON DEFAULT. If a default has occurred under the Notes and continues past applicable grace periods, then the Pledgee shall have all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code (the "Code") in effect in the State of Texas at that time and the Pledgee, after receipt of the Pledged
Collateral from the Escrow Agent, may request that the Pledgor register or cause to be registered the Pledged Collateral or any part thereof on the corporate books of the Company into the name of the Pledgee or the Pledgee's nominee(s), indicating that such Pledged Collateral is subject to the security interest hereunder.
     In addition, upon receipt of the Pledged Collateral from the Escrow Agent, all rights of the Pledgor to exercise the rights which it would otherwise be entitled to exercise shall cease, and all such rights shall thereupon become vested in the Pledgee. Pledgee acknowledges and agrees that in the event that a default occurs under the Notes and the Pledgee become entitled to the Pledged Collateral from the Escrow Agent that such Pledged Collateral represents the sole recourse against the Pledgor and that upon receipt of the Pledged Collateral that all obligations under the Notes will be fully satisfied.
12.  MISCELLANEOUS PROVISIONS.
     a. Notices. Any written notice, consent or other communication provided for in this Agreement shall be delivered personally (effective upon delivery), via facsimile (effective upon confirmation of transmission), via overnight courier (effective the next business day after dispatch if instructed to deliver on next business day) or via U.S. Mail (effective 3 days after mailing, postage prepaid, first class) to each party at its address(as) and/or facsimile number(s) set forth in the Purchase Agreement, or to such other address as either party shall specify to the other in writing from time to time.
     b. Headings. The headings in this Agreement are for purposes of reference only and shall not affect the meaning or construction of any provision of this Agreement.
     c. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.
     d. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Pledgor from any provision of this Agreement shall be effective only if contained in a writing signed by the Pledgor and the Pledgee.
     e. Interpretation of Agreement. All terms not defined herein or in the Purchase Agreement shall have the meaning set forth in the applicable Uniform Commercial Code, except where the context otherwise requires. To the extent a term or provision of this Agreement conflicts with the Purchase Agreement or Notes and is not dealt with herein with more specificity, the Purchase Agreement and Notes shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.
     f. Continuing Security Interest. This Agreement shall (i) create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until payment in full of the Notes, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee and their executors, heirs and permitted assigns.
     g. Survival of Provisions. All representations, warranties and covenants of the Pledgor contained herein shall survive the execution and delivery of this Agreement, and shall terminate only upon the full and final payment and performance by the Pledgor of the obligations secured hereby and termination of the Notes.
     h. Waivers. The Pledgor waives presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or default with respect to any of the Liabilities, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein in the Purchase Agreement or the Notes.
     i. Authority. The parties shall have and be entitled to exercise all powers hereunder which are specifically granted by the terms hereof, together with such powers as are reasonably incident thereto. The Pledgee may perform any of its duties hereunder or in connection with the Pledged Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Neither the party nor any director, officer, employee, attorney or agent of the parties shall be liable to the other for any action taken or omitted to be taken by it or them hereunder, except for its or their own gross negligence or willful misconduct, nor shall the parties be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The parties and their respective directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.
     j. Release; Termination of Agreement. This Agreement shall terminate upon the full and final payment and performance of all the sums owed under the Notes. At such time, as may be requested by Pledgor, the Pledgee shall, execute and deliver such instruments and documents to the Pledgor as Pledgor may reasonably request to evidence such termination.
     k. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original but all of which shall together constitute one and the same agreement.
     l. Assignment Neither party may assign its rights and obligations hereunder without the prior written consent of the other party. Any assignment in violation of this Section 13.13 shall be null and void.
     m. Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver. The validity, interpretation and enforcement of this Agreement and any dispute arising out of the relationship between Pledgor and Pledgee, whether in contract, tort, and equity or otherwise, shall be governed by the internal laws of the State of Texas (without giving effect to principles of conflicts of law). This Agreement is performable in Dallas County, Texas. Pledgor hereby irrevocably consents and submits to the non-exclusive jurisdiction of the courts of Dallas County in the State of Texas or, if it has or can acquire jurisdiction in the U.S. District Court for the Northern District of Texas and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of Pledgor and Pledgee in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising and whether in contract, tort, equity or otherwise, and agrees that any dispute arising out of the relationship between Pledgor or Borrower and Pledgee or the conduct of any such persons in connection with this Agreement, the other Financing Agreements or otherwise shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against Pledgor or his property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on any collateral at any time granted by Borrower or Pledgor to Pledgee or to otherwise enforce its rights against Pledgor or his property).
     n. Pledgor hereby waives personal service of any and all process upon Pledgor and consents that all such service of process may be made by certified mail (return receipt requested) directed to his address set forth on the signature page hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee's option, by service upon Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Pledgor shall appear in answer to such process, failing which Pledgor shall be deemed in default and judgment may be entered by Pledgee against Pledgor for the amount of the claim and other relief requested.
     o. PLEDGOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGOR AND PLEDGEE IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGOR OR PLEDGEE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF PLEDGOR AND PLEDGEE HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     p. Pledgee shall not have any liability to Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee that the losses were the result of acts or omissions constituting gross negligence or willful misconduct on the part of the Pledgee and/or any of its officers, directors, attorneys or agents. In any such litigation, Pledgee shall be entitled to the benefit of the rebuttable presumption that they acted in good faith and with the exercise of ordinary care in the performance by them of the terms of the Purchase Agreement and the Notes.
     q. DELAYS; PARTIAL EXERCISE OF REMEDIES. No delay or omission of the Pledgee to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Pledgee of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.

IN WITNESS WHEREOF, the Pledgor and the Pledgee have each caused this Agreement to be duly executed and delivered as of the date first above written.
PLEDGOR:
Americare Management, Inc.

/s/ Ronald E. Lusk
____________________________________
BY:  Ronald E. Lusk
TITLE:  Chairman

PLEDGEE:

/s/ Mark Jones
____________________________________
Mark Jones